Exhibit 10.6

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE–NET

(Do not use this form for Multi-Tenant Property)

1. Basic Provisions (“Basic Provisions”)

1.1 Parties: This Lease (“Lease”), dated for reference purposes only. June 17, 1996, is made by and between HENRY SHWEID AND MARGARET MUNZIKA SCHWEID INTERVIVOS REVOCABLE TRUST (“Lessor”) and JUICE CLUB, INC. (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 1700 17TH STREET located in the City of San Francisco State of California and generally described as (describe briefly the nature of the property) approximately 30,650 rentable square foot building and all easements, rights-of-way and appurtenances thereto See Exhibit “A”. (“Premises”). (See Paragraph 2 for further provisions.)

1.3 Term: Five (5) years and one and one-half months (“Original Term”) commencing, June 15, 1996 (“Commencement Date”) and ending July 31, 2001 (“Expiration Date”). (See Paragraph 3 for further provisions.) See Addendum.

1.4 Early Possession: (See Addendum, Paragraph 1.3) (“Early Possession Date”). (See Paragraphs 3.2 and 3.3 for further provisions.)

1.5 Base Rent: See Addendum.                                                               (See Paragraph 4 for further provisions.)

1.6 Base Rent Paid Upon Execution: $             as Base Rent for the period of September 1, 1996 through and including September 30, 1996.

1.7 Security Deposit: $             (“Security Deposit”). (See Paragraph 5 for further provisions.)

1.8 Permitted Use: general offices, warehouse, distribution, research and development.                                                               (See Paragraph 6 for further provisions.)

1.9 Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See Paragraph 8 for further provisions.)

1.10 Real Estate Brokers: The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes): Emerald Real Estate Brokerage Investments represents     ☒  Lessor exclusively (“Lessor’s Broker”);    ☐  both Lessor and Lessee, and Whitney Cressman Limited represents    ☒  Lessee exclusively (“Lessee’s Broker”);    ☐  both Lessee and Lessor. (See Paragraph 15 for further provisions.)

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by None (“Guarantor”). (See Paragraph 37 for further provisions.)

1.12 Addenda. Attached hereto is an Addendum                                                                                                    all of which constitute a part of this Lease.

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in the Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkle system, lighting, roof, air conditioning, heating, and loading doors, if any, in the Premises, and all structural elements of the Premises other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within one (1) year after the Commencement Date, with respect to the roof and thirty (30) days with respect to the other items described above, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. See Addendum.

2.3 Compliance with Covenants, Restrictions and Building Code. Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3 (a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense.

2.4 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee’s intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee’s occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor’s agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease. See Addendum.

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

3.3 Delay in Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by June 15, 1996, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee by July 15, 1996, Lessee may, at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee’s right to cancel this Lease shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the term actually commences, if possession is not tendered to Lessee by June 15, 1996 and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed (that is, 77 days) shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4. Rent.

4.1 Base Rent. Lessee shall cause payment of Base Rent and other rent or changes, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee’s faithful performance of Lessee’s obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including reasonable attorneys’ fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, within thirty (30)

days of the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8 or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee’s assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor’s reasonable objections to the change in use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable stature or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee’s sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with any government authority. Reportable Use shall also include Lessee’s being responsible for the presence in, on or about the Premises of a Hazardous Substance brought onto the Premises by Lessee, its agents, employees, representatives and invitees with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor’s prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee’s business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee’s giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

(b) Duty to inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

(c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney’s and consultant’s fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee’s control. Lessee’s obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant’s and attorney’s fees and testing), removal, remediation, restoration and/or abatement thereof, or any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

6.3 Lessee’s Compliance with Law. Except as otherwise provided in this Lease, Lessee, shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Law,” which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions caused by Lessee, its agents, employees, representatives and invitees, and (iii) the use, generation, manufacture, production installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank by Lessee, its agents, employees representatives and invitees), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee’s compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law. See Addendum.

6.4 Inspection: Compliance, Lessor and Lessor’s Lender(s) (as defined in Paragraph 6.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after 24 hours prior written notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee’s activities, including but not limited to the installation, operation, use, monitoring, maintenance or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor’s Lender, as the case may be, for the costs and expenses of such inspections. See Addendum.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) Subject to the provisions of Paragraphs 2.2 (Lessor’s warranty as to condition), 2.3 (Lessor’s warranty as to compliance with covenants, etc).

7.2 (Lessor’s obligations to repair). 9 (damage and destruction), and 14 (condemnation). Lessee shall, at Lesssee’s sole cost and expense and at all times keep the non-structural elements of the Premises and every part thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), ceilings, non-structural portions of the roofs, floors, windows, doors, plate glass, skylights landscaping, driveways, parking lots, [ILLEGIBLE] fences, retaining walls, signs, sidewalks and parkways located in, on, or about the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements theron or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for seven (7) years or more, Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven (7) years. See Addendum.

(b) Lessee shall, at Lessee’s sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels; (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

7.2 Lessor’s Obligations. Except for the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises), 2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises, Lessor shall, at Lessor’s expense, keep the foundations, structural portions of the roof and all structural aspects of the Premises in good order, condition and repair. Except as specified in this Paragraph 7.2 or elsewhere in this Lease, it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs. See Addendum.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions; Consent Required. The term “Utility Installations” is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing and fencing in, on or about the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment. The term “Alterations” shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade

Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor’s prior written consent. Lessee may, however, without Lessor’s approval (but following written notice to Lessor) make non-structural Utility Installations and Alterations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls and as long as the cost of any project does not exceed $25,000.

(b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee’s acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. See Addendum.

(c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor’s attorney’s fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises Lessor may, at the termination of this Lease, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

(b) Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor.

(c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee’s Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee’s Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8. Insurance; Indemnity.

8.1 Payment For Insurance. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay its pro-rata share of for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within thirty (30) days following receipt of an invoice together with the premium statement for any amount due. See Addendum.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Premises” Endorsement and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease, except those set forth in Section 6.2(c). The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. In the event Lessor is the Insuring Party. Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance–Building, Improvements and Rental Value.

(a) Building and Improvements. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lender(s)”). insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

(b) Rental Value. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss, not to exceed $1,000.

(c) Adjacent Premises. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Tenant’s Improvements. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in questions has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

8.4 Lessee’s Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or at Lessor’s option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee’s personal property. Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force. See Addendum.

8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A, V, or such other higher rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide.” Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amount of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessor shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessee may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessor to Lessee upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee’s expenses. See Addendum.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor (“Waiving Party”) each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party’s property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

8.7 Indemnity. Except for Lessor’s or Lessor’s agents’ or employees’ negligence and/or breach of express warranties or wilful acts, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney’s and consultant’s fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee’s business, any act, omission or neglect of Lessee, it agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. See Addendum.

8.8 Exemption of Lessor from Liability. Except for the negligent or wilful acts of Lessor or its agents or employees, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation in the value of the land and Lessee Owned Alterations and Utility Installations.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by the Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Partial Damage – Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then the Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect, provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis for that purpose Notwithstanding the foregoing. If the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible not to exceed $10,000, which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) days period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to

Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such Insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage – Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 13 [ILLEGIBLE] such proceeds shall be given to Lessee for such purpose), Lessor may at Lessor’s option, either: (i) repair such damage as soon as reasonable possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the giving of such notice in the event Lessor elects to give such notice of Lessor’s intention to terminate this Lease. Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage totally at Lessee’s expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessees said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee.

9.5 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds three (3) month’s Base Rent, whether or not an Insured Loss, Lessor may, at Lessor’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease, by within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for is exercise, whichever is earlier (“Exercise Period”), exercising such option in which event Paragraphs 9.1 through 9.4, above, shall govern.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) In the event of damage described in Paragraph 9.2 (Partial Damage – Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, to the extent feasible in light of the damage and destruction, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

(b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee’s election to terminate this Lease on a date not lese than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. “Commence” as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs. See Addendum.

9.7 Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 13), Lessor may at Lessor’s option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor’s intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee’s expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee’s said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor’s notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible there shall be abatement of Lessee’s obligations under this Lease to the same extent as provided in Paragraph 9.6(a). See Addendum.

9.8 Termination – Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

9.9 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. Real Property Taxes.

10.1 (a) Payment of Taxes. Lessor shall deliver all tax bills to Lessee immediately upon receipt thereof. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration of earlier termination of the term hereof, Lessee’s share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefore upon demand.

10.2 Definition of “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor’s right to rent or other income therefrom, and/or Lessor’s business of leasing the Premises. The term “Real Property Taxes” shall also include any tax, fee, levy assessment or charge, or any increase therein imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, but shall not apply to any increase in taxes due to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof and whether or not contemplated by the Parties. See Addendum.

10.4 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property or, at Lessor’s option, as provided in Paragraph 10.1(b).

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent given under and subject to the terms of Paragraph 36. Lessor’s consent shall not be unreasonably withheld, and Lessor shall grant or deny consent within ten (10) days after receipt by Lessor of Lessee’s written request.

(b) An assignment or subletting of Lessee’s interest in this Lease without Lessor’s specific prior written consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c).

(c) Lessee’s remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

12.2 Terms and Conditions Applicable to Assignment of Subletting.

(a) Regardless of Lessor’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease (prorated for a Sublessee), (ii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any obligations to be performed by Lessee under this Lease.

(b) Lessor may accept any rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

(c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

(d) In the event of any Default or Breach of Lessee’s obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee’s obligations under this Lease, including the sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor or Lessee.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000, as reasonable consideration for Lessor’s considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or, entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligation as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee’s obligations under this Lease, provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee’s obligations under this Lease. Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

(b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

(c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent, not to be unreasonably withheld or delayed, as stated above.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A “Default” is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease A “Breach” is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3

(a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

(b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, [ILLEGIBLE], the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of seven (7) days following written notice thereof by or on behalf of Lessor to Lessee.

(c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recession of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee’s obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii)

any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of twelve (12) days following written notice by or on behalf of Lessor to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee’s Default if such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) The making by lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee’s becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee’s obligations hereunder was materially false.

13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within thirty (30) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, three (3) times in any calendar year, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier’s check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceed the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee’s Default or Breach of this Lease shall not waive Lessor’s right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding that unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraph 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee’s Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor’s interest under the Lease, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

(d) The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee or Lessor from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within five (5) days after Lessee received written notice that such amount shall be due, then, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

13.4 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion and provided further that Lessor shall be in Breach if Lessor fails to respond to an emergency condition threatening life, personal injury or substantial property damage, within a reasonable time (in light of the emergency condition(s)) after Lessor receives notification of such condition.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten {10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee’s relocation expanses and/or loss of Lessee’s Trade Fixtures, goodwill, and any claim that does not reduce Lessor’s claim. In the event that this Lease is not terminated by reason of such condemnation. Lessor shall to the extent of its net severance damages received over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. See Addendum.

15. Broker’s Fee.

15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder’s fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Tenancy Statement.

16.1 Each Party (as “Responding Party”) shall within ten (10) business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Tenancy Statement” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee’s performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. See Addendum.

17. Lessor’s Liability. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or, in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of the Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due hereunder, other than late charges, not received within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 10% per annum (“Interest Rate”), but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23. Notices

23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Parties address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, then the date of actual receipt. If sent by regular mail the notice shall be deemed given on the date of actual receipt. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United State Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation or receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessor in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. [DELETED]

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the state in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.	Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event of Lessor’s default with respect to any such obligation. Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor’s default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may be by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3. Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month’s rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessees subordination of this Lease shall be subject, as a condition precedent, to receiving in commercially reasonable written form assurance (a “non-disturbance agreement”) from the Lender that Lessee’s possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4 Self-Executing. The agreements contained in this Paragraph 30 except Paragraph 30.3, shall be effective without the execution of any further documents, provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises. Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination attornment and/or non-disturbance agreement as is provided for herein. See Addendum.

31. Attorney’s Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney’s fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorney’s fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney’s fees reasonably incurred. Lessor shall be entitled to attorney’s fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises during business hours at any time in the case of an emergency, (at any time) and otherwise at reasonable times after 24 hours prior written notice for the purpose of showing the same to prospective purchasers, lenders, or lessees and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonable deem necessary Lessor may at any time place on or about the Premises or building any ordinary “For Sale” signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee, but Lessor shall use reasonable efforts to minimize inconvenience to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor’s prior written consent. Notwithstanding anything to the contrary in this Lease. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee may place any sign upon the Premises subject to any and all governmental approval. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Landlord shall not unreasonably withhold its consent. See Addendum.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents.

(a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable out-of-pocket costs and expenses (including but not limited to architects’, attorneys’, engineers’, or other consultants’ fees (not to exceed $500)) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor Subject to Paragraph 12.2(e) (applicable to assignment or subletting). Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) (not to exceed $500) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee’s request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor’s consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

(b) All conditions to Lessor’s consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37. [DELETED]

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease. Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39. Options.

39.1 Definition. As used in this Paragraph 39 the word “Option” has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease.

39.2 [DELETED]

39.3 Multiple Options. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

39.4 Effect of Default on Options

(a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid provided Lessee has previously received written notice thereof, or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more proper notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after Lessee receives notice of such failure, or (ii) Lessor gives to Lessee three (3) or more proper notices of Default under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured.

40. Multiple Buildings. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligations to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, the corporation represents and warrants that it is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority. See Exhibit “B”.

45. Conflict. Any conflict between the printed provisions of this Lease and the Addendum shall be controlled by the Addendum or handwritten provisions.

46. Offer. Preparation of this Lease by Lessor or Lessor’s agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

49. Option to Extend. See Addendum.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE

REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES: THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at		Executed at
on:		on:

by LESSOR:		by LESSEE:
HENRY SHWEID AND MARGARET MUNZIKA SHWEID INTERVIVOS REVOCABLE TRUST		JUICE CLUB, INC., a California corporation

By	/s/ Henry Shweid, Trustee	By	/s/ Kirk Perron
Name Printed:	Henry Shweid	Name Printed:	Kirk Perron
Title:	Trustee	Title:	President

By	/s/ Margaret Munzika Shweid, Trustee	By
Name Printed:	Margaret Munzika Shweid	Name Printed:
Title:	Trustee	Title:
Address:		Address:	631 Boward Street, Suite 500
San Francisco, CA 94105
Tel. No.	( ) Fax No.( )	Tel. No. (415)357-1300	Fax No. (415) 356-6920

NET

NOTICE:	These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-8777. Fax. No. (213) 687-8616.

© Copyright 1990 – By American Industrial Real Estate Association. All rights reserved. No part of these works may be reproduced in any form without permission in writing.

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL

SINGLE-TENANT LEASE - NET, DATED JUNE      1996

HENRY SHWEID AND MARGARET MUNZIKA SHWEID

INTERVIVOS REVOCABLE TRUST/JUICE CLUB, INC.,

a California corporation

This Addendum (the “Addendum”) to Standard Industrial/Commercial Single-Tenant Lease—Net, is made as of this 17th day of June, 1996, by and between HENRY SHWEID AND MARGARET MUNZIKA SHWEID INTERVIVOS REVOCABLE TRUST and JUICE CLUB, INC., a California corporation (“Lessee”). The term “Lease” shall mean the form lease attached hereto (of even date herewith) (the “Form Lease”), as modified by this Addendum.

1.3 Lease Commencement. The Lease shall commence on June 15, 1996 (the “Commencement Date”). Notwithstanding the foregoing or anything contained in the Form Lease, the Base Rent, and all other monetary obligations of Lessee, shall not commence until September 1, 1996 (the “Rent Commencement Date”), or later pursuant to Paragraph 3.3 of the Form Lease.

1.5 Base Rent. Base Rent payable hereunder shall commence on the Rent Commencement Date, as defined above (September 1, 1996 or later), and be payable as follows:

A.	From September 1, 1996 through and including July 31, 1998 . . $21,710.41 per month

B.	From August 1, 1998 through and including July 31, 2001 . . . . $22,987.50 per month.

Base Rent shall be paid in advance on the first (1st) day of each calendar month, based on the amounts set forth above, except that the Base Rent due for the period of the Rent Commencement Date (September 1, 1996 or later) through and including September 30, 1996, in the amount of $21,710.41, shall be paid concurrently with the execution of the Lease. If the Rent Commencement Date is delayed, as provided in Paragraph 3.3 of the Form Lease, then the prorated Base Rent for the period of the Rent Commencement Date through the end of the calendar month in which the Rent Commencement Date occurs shall be based on a full monthly amount of $.71 per square foot per month.

2.2 Lessor’s Further Promises and Warranties. In addition to the warranty contained in Paragraph 2.2. of the Form Lease, Lessor agrees to place in good working order (a) the plumbing, lighting, heating and loading doors for the period from the Commencement Date through and including thirty (30) days after the Commencement Date; and (b) the roof for the period from the Commencement Date through and including one (1) year after the Commencement Date.

2.5 Parking. Lessor shall make available to Lessee, without any additional cost or expense to Lessee, the southern one-half of the fenced-in parking lot that is adjacent to the Premises (the “Parking Lot”). This one-half portion of the Parking lot contains approximately 6,000 square feet. Lessor agrees that Lessee’s portion of the Parking Lot is, and shall continue to be, separated by a chain link fence. Lessee shall have the exclusive right to use the southern one half of the Parking Lot, and Lessor represents and warrants that no other individual or entity has any right to use Lessee’s one-half portion of the Parking Lot.

6.3 Lessee’s Compliance with Applicable Requirements. To the best of Lessor’s actual knowledge, Lessor represents and warrants that there are no covenants, conditions, restrictions or easements concerning the Premises that would require Lessee to take any action in order to comply with the same.

6.5 Lessor’s Obligations Regarding Hazardous Substances. To the best of Lessor’s actual knowledge as of the date of this Lease, Lessor hereby warrants and represents that, as of the date of this Lease, the Premises shall be free of all Hazardous Substances (including, but not limited to, underground storage tanks). Lessor shall, upon its discovery or receipt of notification of the presence of Hazardous Substances on, in, or under any part of the Premises notify Lessee and, at no expense to Lessee, cause any such Hazardous Substances to be removed, if required by law, or take any other action required by law, all in compliance with all applicable laws and in a manner causing the least disruption of or interference with the operation of Lessee’s business.

7.1 Lessee’s Responsibility. Notwithstanding the provisions of Paragraph 7.1 of the Form Lease, Lessor (not Lessee) shall be solely responsible, at Lessor’s cost, for the structural portions of the roof, foundations and structural elements of the Premises. In addition, if Lessee is required to replace any of the building systems or roof during the last three (3) years of the Term (unless such replacement is due to Lessee’s negligence or wilful acts or omissions), Lessee shall pay only a percentage of the cost of such replacements, which percentage shall be measured as a fraction, the numerator of which is the amount of time then remaining in the Term and the denominator of which is the useful life of the replacements, not to exceed seven (7) years; Lessor shall pay the balance of the cost of the replacements.

7.2 Maintenance and Repair. If Lessee provides notice to Lessor of an event or circumstance which requires the action of Lessor with respect to Lessor’s obligations under Section 7.2 the Form Lease, and Lessor fails to provide such action within thirty (30) days, then Lessee may proceed to take the required action upon delivery of an additional ten (10) business days’ notice to Lessor specifying that Lessee is taking such required action, and Lessee shall be entitled to reimbursement within ten (10) days after Lessor’s receipt of invoice by Lessor of Lessee’s reasonable costs and expenses in taking such action plus interest at the Interest Rate.

7.3 Lessee’s Improvements. Lessee, at Lessee’s sole expense, will assume the cost for any improvements to the Premises desired by Lessee (“Lessee’s Initial Improvements”); provided that Lessee shall not be responsible for, and Lessor shall pay for, an elevator between the first and second floors of the Premises, if required by government authorities; provided Lessor’s obligations to pay for the elevator shall not exceed $40,000. Lessee agrees to cooperate with Lessor’s architect and to use commercially reasonable efforts and due diligence to attempt to cause the government not to require an elevator between the first and second floors. Notwithstanding anything contained in the Form Lease, if Lessor is directed by any local, State or Federal agency to remove any Hazardous Substances, not caused by Lessee, its agents, employees, representatives or invitees, Lessor will remove such Hazardous Substances, at Lessor’s sole cost and expense. Lessee reserves the right to manage Lessee’s Initial Improvements, and all other improvements to the Premises. Further, in those instances where

Lessor’s consent is required under the Form Lease for any improvements to the Premises, Lessor shall not unreasonably withhold or delay its consent, and in connection therewith may consult Lessor’s architect.

8.1 Lessor’s Insurance. Lessor discloses that it acquires combined insurance for the Premises and the adjacent building. The Premises and the adjacent building combined, have a total of 56,000 square feet. Accordingly, Lessee’s prorata share of the insurance costs and Real Property Taxes (discussed in Paragraph 10 of the Form Lease) is sixty-five percent (65%), measured as 30,650 (the size of the Premises) divided by 56,000 (the size of the Premises plus the adjacent building).

8.4 Lessee’s Insurance. If this Lease terminates because of a damage or destruction, Lessee shall be entitled to retain all proceeds of the insurance that Lessee acquires under this Lease.

8.5 Insurance. Lessee may carry insurance under a so-called “blanket” policy, provided that such policy provides the amount of insurance required under this Lease. Lessor shall provide Lessee with certificates evidencing the insurance required to be carried by Lessor under the Form Lease.

8.7 Lessor’s Indemnity. Lessor agrees to defend, indemnify, protect and hold harmless Lessee from and against any and all claims, actions, damages and liability resulting in loss of life, personal injury, damage to property or other losses occasioned by any negligent or wilful act or omission by Lessor, or its agents or employees, on or about the Premises, or occasioned by Hazardous Substances that Lessor, or its agents or employees brings onto or causes to be brought onto or exist on the Premises.

9.6(b) Lessee’s Remedies. Further, if Lessor is obligated or elects to repair or restore the Premises as provided in Paragraph 9 of the Form Lease and the amount of damage to the Premises is substantial, then if Lessor does not substantially complete the repair and restoration within one-hundred eighty (180) days after the damage, Lessee shall have the right to terminate this Lease.

9.7 Hazardous Substance Condition. Lessee shall also have a right to terminate the Lease if the estimated costs to investigate and remediate such condition exceeds twelve (12) times the monthly Base Rent, unless such Hazardous Substance Condition is caused by Lessee, its agents, employees, representatives or invitees. Further, Lessor shall not have the right to terminate this Lease by reason of Hazardous Substances caused by Lessor, its agents, representatives or employees, and, in such event, Lessor shall remediate all such Hazardous Substances and repair the Premises. If Lessor elects or is required to repair a Hazardous Substance Condition and the existence or remediation of such Hazardous Substance Condition significantly affects the operation of Lessee’s business, then Lessor shall complete such remediation within one-hundred eighty (180) days after being first notified of the condition; if Lessor fails to complete within such time, Lessee shall have the right to terminate this Lease.

10.2 Taxes and Other Governmental Charges. There shall be included within the definition of “Real Property Taxes” with respect to any calendar year only the amount currently payable on any bonds or special assessments, including interest for such tax calendar year or the current annual installment for such calendar year. Tax refunds shall be paid to Lessee, regardless of when received, based on the year to which the refund is applicable, even if received after the termination or expiration of this Lease.

Lessee’s obligation to pay Real Property Taxes levied or assessed against the Premises or improvements thereon or personal property on or in the Premises or such improvements shall not include the following: business, income or profits taxes levied or assessed against Lessor by federal, state, county, municipal or other governmental agencies; transfer taxes of Lessor; franchise or other profits taxes imposed on the owner of the fee to the Premises; gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, and other taxes to the extent applicable to Lessor’s general or net income (as opposed to rents or receipts); any increase of, or reassessment in, real property taxes and/or assessments resulting from a sale, transfer or other change in ownership in the Premises or the real property upon which the Premises is located or in any portion of the same, or in any entity having a direct or indirect interest in all or any portion of the same; or any other taxes or assessments charged or levied against Lessor which are not directly incurred as a result of the operation of the Premises.

10.3 Lessee’s Share of Real Property Taxes. Lessor discloses that the Real Property Taxes associated with the Premises are included in a larger tax bill, including the property immediately adjacent to the Premises and owned by Lessor. Therefore, Lessee shall pay its prorata share of the larger tax bill. Lessee’s prorata share of Real Property Taxes is therefore sixty-five percent (65%), measured as 30,650 (the size of the Premises) divided by 56,000 (the size of the Premises plus the adjacent building).

12.4 Assignment or Sublease Without Lessor’s Consent. Notwithstanding anything stated in the Form Lease, Lessor’s consent shall not be required for any of the following:

A. assignment or sublease to any individual or entity as a result of a merger or consolidation involving Lessee, provided the assignee or sublessee has a net worth of at least $10 Million, as established under generally accepted accounting principles, consistently applied.

B. assignment or sublease to any parent, subsidiary or affiliate of Lessee;

C. assignment or sublease in conjunction with, or any transaction involving, the sale of (1) all or substantially all of Lessee’s assets; or (2) any or, all of Lessee’s corporate stock.

None of the foregoing shall be considered an assignment or sublease under the terms of this Lease.

12.5 Transfer Profit. Lessee agrees that Lessor shall be entitled to fifty percent (50%) of all “Transfer Profit”. “Transfer Profit” is defined to mean any and all rent paid by an assignee or sublessee above (a) the total rental and other monetary obligations owing by Lessee hereunder; plus (b) the total costs incurred by Lessee in assigning or subleasing, including but not limited to the costs to renovate the Premises and brokers’ commissions. This Paragraph 12.5 shall not apply with respect to any of the events described in Paragraph 12.4, above, or any merger or consolidation involving Lessee, whether or not Lessee is able to meet the net worth requirement in Paragraph 12.4A, above. Accordingly, Lessee shall be entitled to retain the entirety of, and Lessor shall not have any right to, any Transfer Profit in connection with any of the events described in Paragraph 12.4, above, or any merger or consolidation involving Lessee, whether or not Lessee is able to meet the net worth requirement in Paragraph 12.4A, above.

14. Condemnation of Parking Lot. If any of Lessee’s portion of the Parking Lot is taken by condemnation and Lessor does not provide substitute parking in the amount taken and in a reasonable location, Lessee shall be entitled to a proportionate reduction of Base Rent based on the rental value of Lessee’s portion of the Parking Lot being $1500 per month. Further, if more than 50% of Lessee’s portion of the Parking Lot is taken by condemnation, then Lessee shall have the right to terminate this Lease unless Lessor provides substitute parking in the amount taken and in a reasonable location.

15.4 Broker. Lessor shall pay the Brokers identified in Paragraph 1.10(a) the following commissions and shall indemnify Lessee in connection with the payment of such commissions: $61,912, one-half of which ($30,956) shall be paid to Emerald Real Estate Brokerage Investments, and one-half of which ($30,956) shall be paid to Whitney Cressman Limited.

16.2 Financial Statements. The obligation of Lessee to deliver any financial information is expressly conditioned upon Lessee concurrently receiving a confidentiality agreement from all recipients of such information, in form and content acceptable to Lessee.

30.5 Non-Disturbance Agreement. Lessor represents and warrants that there are currently no Security Devices (defined in Paragraph 30.1 of the Form Lease) pertaining to the Premises.

34. Signage. Lessor may not place any sign in, on or about the Premises, except that within the last six (6) months of the Term, Lessor may install commercially reasonable “For Lease” signs on the Premises, and Lessor may install no more than 2 “For Sale” signs outside the Premises; provided that Lessor must obtain Lessee’s prior approval of the size, location and design of the “For Sale” signs, which approval shall not be unreasonably withheld.

49. Option to Extend. Lessee has the right to extend this Lease for one (1) period of five (5) years, commencing on August 1, 2001, and terminating on July 31, 2006 (the “Extended Term”). The Lease during the Extended Term shall be on the same terms and conditions as during the Original Term, except that the Base Rent shall be $28,095.83 per month. In the event Lessee desires to exercise its option to extend, as granted in this Paragraph 49, Lessee must give Lessor written notice of exercise of this option (“Notice to Extend”) not less than one-hundred eighty (180) days prior to the expiration of the Original Term. If Lessee fails to give Lessor such notice, the option to extend granted in this Paragraph 49 shall be null and void and of no further force or effect. The term of this Lease, i.e., the Original Term in addition to the Extended Term or any other extensions (when exercised), shall hereinafter be referred to as the “Term”.

“LESSOR”

HENRY SHWEID AND MARGARET MUNZIKA
SHWEID INTERVIVOS REVOCABLE TRUST

By:	/s/ Henry Shweid, Trustee
HENRY SHWEID, TRUSTEE

By:	/s/ Margaret Munzika Shweid
MAGARET MUNZIKA, TRUSTEE

“LESSEE”

JUICE CLUB, INC., a California corporation

By:	/s/ Kirk Perron
KIRK PERRON
PRESIDENT

AMENDMENT NO. 1

This is an Amendment (“Amendment”) to that certain Standard Industrial/Commercial Single Tenant Lease by and between The Henry Shweid and Margaret Munzika Shweid Intervivos Revocable Trust (“Lessor”) and Juice Club, Inc. (“Lessee”) for the premises commonly known as 1700 17th Street located in the City and County of San Francisco (“Premises”) dated June 17, 1996 (the “Lease)”.

The Lease is hereby amended as follows:

1.	Subject to existing Tenant’s (Abbey Rent’s) rights under their current lease, Lessee (Juice Club, Inc.) shall have the first right to lease the adjacent space (Abbey Rent’s space) when and if it becomes available at a square footage rent equal to that currently being paid under this lease.

AGREED AND ACCEPTED: LESSOR

The Henry Shweid and Margaret Munzika Shweid Intervivos Revocable Trust

By:	/s/ Henry Shweid, Trustee	Date:	July 8, 1996
Henry Shweid, Trustee

By:	/s/ Margaret Munzika Shweid, Trustee	Date:	July 8, 1996
Margaret Munzika Shweid, Trustee

AGREED AND ACCEPTED: LESSEE

Juice Club, Inc.

By:	/s/ Kirk Perron	Date:	7/11/96
Kirk Perron, President

AMENDMENT NO. 2

This is the Second Amendment (“Amendment No. 2”) to that certain Standard Industrial/Commercial Single Tenant Lease-Net entered into by and between The Henry Shweid and Margaret Munzika Shweid Intervivos Revocable Trust (“Lessor”) and Juice Club, Inc., a California corporation (“Lessee”) dated June 17, 1996 as modified by the Addendum attached thereto and previously amended by Amendment No. 1 thereto (the “Lease)”.

This Amendment No. 2 is made and entered into as of this 9th day of December, 1996 by and between Lessor and Lessee as hereinabove identified.

The Lease is hereby amended as follows:

1.	Term. Paragraph 1.3 of the Form Lease shall be amended to provide a Lease Term of five (5) years and six and one half months commencing on June 15, 1996 (“Commencement Date”) and ending on December 31, 2001 (“Expiration Date”).

2.	Base Rent. Paragraph 1.5 of the Form Lease shall be amended to provide that the Base Rent payable under the Lease shall commence effective January 1, 1997, and shall be according to the following schedule:

A.	From January 1, 1997 through July 31, 1998, Base Rent shall be twenty one thousand seven hundred ten dollars and forty one cents ($21,710.41) per month.

B.	From August 1, 1998 through December 31, 2001 Base Rent shall be twenty two thousand nine hundred eighty seven dollars and fifty cents ($22,987.50) per month.

3.	Condition of Premises. Paragraph 2.2 of the Lease Form shall be amended to provide that, in areas directly or indirectly impacted by Lessee’s Tenant Improvement work, the repair and maintenance of the roof membrane is the responsibility of the Lessee.

4.	Insurance and Real Property Taxes. Paragraphs 8.1 and 10.3 of the Lease Form shall he amended to provide that Lessee’s pro rata share of the Insurance Cost and Real Property Taxes is fifty-five percent (55%).

5.	Option to Extend. Paragraph 49 of the Lease shall be amended to provide Lessee the right to extend the Lease for one (1) period of five (5) years, commencing on January 1, 2002 and terminating on December 31, 2006.

AGREED AND ACCEPTED: LESSOR

The Henry Shweid and Margaret Munzika Shweid Intervivos Revocable Trust

By:	/s/ Henry Shweid, Trustee	Date:	12/11/96
Henry Shweid, Trustee

By:	/s/ Margaret Munzika Shweid, Trustee	Date:	12/11/96
Margaret Munzika Shweid, Trustee

AGREED AND ACCEPTED: LESSEE

Juice Club, Inc.

By:	/s/ Kirk Perron	Date:	12/9/96
Kirk Perron, President

CONTRACT ADDENDUM

San Francisco Association of REALTORS® Standard Form

The following terms and conditions are hereby incorporated in and made a part of the ☐ Contract for the Sale and Purchase of Real Property, or  ☐ Counter Offer No.             , or  ☒ other Lease dated June 17, 1996 for the Property known as 1700 17th Street, San Francisco, CA between Jamba Juice Company, a CA Corp. as successor in Interest to Juice Club, Inc. Lesee and David O’Keeff, lessorr

a)	Current Lease expired on 12-31-06. No hold over provision exists, Lessor and lessee wish to extend the Lease term by ninety (90) days under the following terms:

1)	TERM: January 1, 2007 through March 31, 2007 (three months).

2)	RENT: Rent for period of January 1, 2007 through March 31, 2007 shall be Fifty-Six Thousand One Hundred Ninety-One Thousand Dollars and 66/100

($56,191.66) per month.

3)	All other terms and conditions to remain the same.

4)	End of Addendum.

Any inconsistencies between the terms and conditions stated in this Addendum and those contained in the document indicated above shall be resolved in favor of this Addendum.

The foregoing terms and conditions are hereby agreed to and the undersigned acknowledge receipt of a copy of this Addendum.

Date	10/2/06	Date	10/2/06
Lessor	/s/ David O’Keeffe	Lessee	/s/ Donald D. Breen
		Lessee	CFO Jamba Juice

Copyright (c) 2000 San Francisco Association of Realtors

40